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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the use of our report dated April 11, 1997, included in Registration Statement File No. 0-22411 on Form 10/A-2. It should be noted that we have not audited any financial statements of Sand Lake Joint Venture subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.


                                            /s/  ARTHUR ANDERSEN LLP


June 30, 1997

Orlando, Florida